Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the common shares, nominal value of €0.01 each, of Stellantis N.V. and further agrees that this Joint Filing Agreement be filed with the U.S. Securities and Exchange Commission as an exhibit to such filing; provided, however, that no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)).  This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the persons named below have executed this Joint Filing Agreement as of the date set forth below.

Date: January 27, 2021	ÉTABLISSEMENTS PEUGEOT FRÈRES S.A.
	By:	/s/ Thierry Mabille de Poncheville
	Name:	Thierry Mabille de Poncheville
	Title:	Deputy Chief Executive Officer

Date: January 27, 2021	FFP S.A.
	By:	/s/ Bertrand Finet
	Name:	Bertrand Finet
	Title:	Chief Executive Officer

Date: January 27, 2021	MAILLOT I S.A.S.
	By:	/s/ Bertrand Finet
	Name:	Bertrand Finet
	Title:	Chief Executive Officer of FFP S.A., which is President of Maillot I S.A.S.

Annex A

The following table sets forth the name and present occupation or employment of each director and executive officer of Établissements Peugeot Frères S.A., FFP S.A. and Maillot I S.A.S., and the name, principal business and address of any corporation or other organization in which such employment is conducted.

Directors of Établissements Peugeot Frères S.A.:

Name	Citizenship	Director Position	Principal Occupation	Business Address
Robert Peugeot	France	Director	Chairman, FFP S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Marie-Hélène Peugeot-Roncoroni	France	Director	Vice Chairman and Deputy Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Jean-Philippe Peugeot	France	Director and Chairman	Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Christian Peugeot	France	Director	President, Peugeot Frères Industrie	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Xavier Peugeot	France	Director	Senior Vice President PSA Light Commercial Vehicles Business Unit, Groupe PSA	Route de Gisy, 78140 Vélizy-Villacoublay, France
Eric Peugeot	France	Director	Company Director	Le Four à Pain, 1273 Le Muids, Switzerland
Henri Peugeot	France	Director	Advanced Design Operation Management, Groupe PSA	Route de Gisy, 78140 Vélizy-Villacoublay, France
Frédéric Banzet	France	Director	Chairman and Chief Executive Officer, FFP Investments UK Ltd.	2 Duke Street, London W1U 3EH, United Kingdom
Charles Peugeot	France	Director	Chief Executive Officer, DS Automobiles Belux	Avenue du Bourget 20, 1130 Brussels, Belgium
Marc Peugeot	France	Director	Company Director	106 rue de Villers, 1495 Sart-Dames-Avelines, Belgium
Amélie Banzet	France	Director	Director of Operations, Covidom Assistance Publique - Hôpitaux de Paris	158 rue de Menilmontant, 75020 Paris, France
Thierry Peugeot	France	Director	Company Director	32 avenue Georges Mandel, 75016 Paris, France

Executive Officers of Établissements Peugeot Frères S.A.:

Name	Citizenship	Principal Occupation	Business Address
Jean-Philippe Peugeot	France	Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Marie-Hélène Peugeot-Roncoroni	France	Deputy Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Thierry Mabille de Poncheville	France	Deputy Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France

Directors of FFP S.A.:

Name	Citizenship	Director Position	Principal Occupation	Business Address
Robert Peugeot	France	Director and Chairman	Chairman, FFP S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Jean-Philippe Peugeot	France	Director and Vice Chairman	Chairman and Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Marie-Hélène Peugeot-Roncoroni	France	Director and Vice Chairman	Vice Chairman and Deputy Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Sophie Banzet-Bérets	France	Director	Head of Cabin Installation, Single Aisle Final Assembly Line, Airbus	Sievertstrasse 14, 22607 Hamburg, Germany
Georges Chodron de Courcel	France	Director	President, GCC Associés S.A.S.	32, rue de Monceau 75008 Paris, France
Luce Gendry	France	Director	Senior advisor, Rothschild & Cie	23 bis, avenue de Messine 75008 Paris, France
Anne Lange	France	Director	Company Director	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Dominique Netter	France	Director	Company Director	18 rue de l'Assomption 75016 Paris, France
Christian Peugeot	France	Director	President, Peugeot Frères Industrie	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Xavier Peugeot	France	Director	Senior Vice President PSA Light Commercial Vehicles Business Unit, Groupe PSA	Route de Gisy, 78140 Vélizy-Villacoublay, France
Edouard Peugeot	France	Director	Senior Principal, TowerBrook Capital Partners LP	1, St. James's Market, Carlton St, St. James's, London SW1Y 4AH, United Kingdom
Armand Peugeot	France	Director	Analyst, Clipperton Finance S.à.r.l.	8 place de l’Opéra, 75009 Paris, France
Marie-Françoise Walbaum	France	Director	Company Director	10, rue d'Auteuil, 75016 Paris, France

Executive Officers of FFP S.A.:

Name	Citizenship	Principal Occupation	Business Address
Bertrand Finet	France	Chief Executive Officer, FFP S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France

Directors of Maillot I S.A.S.:

Name	Citizenship	Director Position	Principal Occupation	Business Address
FFP S.A., represented by Robert Peugeot	France	Director and Chairman	Chairman, FFP S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Établissements Peugeot Frères S.A., represented by Jean-Philippe Peugeot	France	Director	Chairman and Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France
Marie-Hélène Peugeot-Roncoroni	France	Director	Vice Chairman and Deputy Chief Executive Officer, Établissements Peugeot Frères S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France

Executive Officers of Maillot I S.A.S.:

Name	Citizenship	Principal Occupation	Business Address
FFP S.A., represented by Bertrand Finet	France	Chief Executive Officer, FFP S.A.	66, avenue Charles de Gaulle, 92200 Neuilly-sur-Seine, France

Annex B

The following table sets forth, as of the date hereof, the number and percentage of common shares, nominal value of €0.01 each, of Stellantis N.V. that is beneficially owned by each director and executive officer of Établissements Peugeot Frères S.A., FFP S.A. and Maillot I S.AS.

Name	Common Shares Beneficially Owned	Percentage of Class Beneficially Owned
Robert Peugeot	1,742	*
Marie-Hélène Peugeot-Roncoroni	2,003	*
Christian Peugeot	8,851	*
Xavier Peugeot	47,051	*
Jean-Philippe Peugeot	1,347	*
Eric Peugeot	10,742	*
Henri Peugeot	1,060	*
Charles Peugeot	1,837	*
Marc Peugeot	60,396	*
Amélie Banzet	8	*
Thierry Peugeot	121,984	*
Thierry Mabille de Poncheville	0	0
Georges Chodron de Courcel	0	0
Luce Gendry	0	0
Anne Lange	0	0
Dominique Netter	0	0
Edouard Peugeot	1	*
Armand Peugeot	0	0
Marie-Françoise Walbaum	0	0
Bertrand Finet	0	0
Frédéric Banzet	25% of the ownership rights (nue-propriété) of 1,045 shares	*
Sophie Banzet-Bérets	0	0

*Less than 0.01% of the Common Shares beneficially owned.

(1) Certain members of the Peugeot family own interests in a family-controlled holding company that owns, in the aggregate, less than 0.3% of the outstanding Common Shares as of the date of this Schedule 13D and, as a result, may be deemed to have beneficial ownership of such Common Shares.  No individual named in this Annex B controls this family-controlled holding company, and each individual named herein that owns interests in such family-controlled holding company disclaims beneficial ownership of the Common Shares held thereby.